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                                                                  EXECUTION COPY





                                December 26, 1996




Mr. Dennis D. Mehiel, Chairman                    Mr. Roger W. Stone,
Box USA                                                 Chairman, President and
115 Stevens Avenue                                      Chief Executive Officer
Valhalla, NY 10595                                Stone Container Corporation
                                                        150 N. Michigan Avenue
                                                        Chicago, IL  60601-7568

Re: Amendment Number 4 to Asset Purchase Agreement dated as of November 1, 1995, by and between St. Joe Forest Products Company, St. Joe Container Company and St. Joe Paper Company, on the one hand, and Four M Corporation and Port St. Joe Paper Company, on the other hand, as amended (the "Agreement").


Dear Messrs. Mehiel and Stone:


              Pursuant to our negotiations on Friday, December 6, 1996, this amendment Number 4 (the "Fourth Amendment") to the Agreement is entered into as of December 6, 1996 (the "Amendment Date") by and among St. Joe Corporation, a Florida corporation formerly known as St. Joe Paper Company ("SJC"), St. Joe Forest Products Company, a Florida corporation ("SJFP"), and St. Joe Container Company, a Florida corporation ("SJCC") and St. Joseph Land and Development Company ("SJLD"), on the one hand, and Four M Corporation, a Maryland corporation, and Box USA Group, Inc., a Maryland corporation (collectively with Four M Corporation, "FMC") and Florida Coast Paper Company, L.L.C., a Delaware limited liability company, ("JV"), on the other hand. All terms not otherwise defined herein have those meanings set forth in the Agreement.

              WHEREAS, pursuant to the Agreement, Buyer agreed to pay Seller a purchase price of Three Hundred Ninety Million and 00/100 Dollars
($390,000,000), subject to the Purchase Price Adjustment;

              WHEREAS, Seller calculated the Purchase Price Adjustment to be Forty Five Million, Nine Hundred Seventy Four Thousand, Eight Hundred One and 00/100 Dollars ($45,974,801);

             WHEREAS, Buyer delivered the Dispute Notice that claimed it is owed an additional Seventeen Million, Ninety Six Thousand and 00/100 Dollars ($17,096,000), plus applicable interest, in Purchase Price Adjustment, including Eleven Million, Eight Hundred Ninety Seven Thousand and 00/100 Dollars ($11,897,000) attributable to FMC and Five Million, One Hundred Ninety Nine Thousand and 00/100 Dollars ($5,199,000)

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Mr. Dennis D. Mehiel
Mr. Roger W. Stone
December 26, 1996
Page 2
attributable to JV;

              WHEREAS, Seller has to date paid Buyer a Purchase Price Adjustment of Forty Six Million, Eight Hundred Nineteen Thousand, Six Hundred Thirty Eight and 00/100 Dollars ($46,819,638), of which Thirty Four Million, Five Hundred Eighty Seven Thousand, Six Hundred Eighty Nine and 00/100 Dollars ($34,587,689) were paid to FMC and of which Twelve Million, Two Hundred Thirty One Thousand, Nine Hundred Forty Nine and 00/100 Dollars ($12,231,949) were paid to JV; and

              WHEREAS, the parties have decided to fully and finally settle and compromise their dispute as provided herein;

              NOW, THEREFORE, the parties hereby agree that:

              1. Subject to the proviso in Section 3, (a) the final Purchase Price Adjustment is Fifty Five Million, Eight Hundred Nineteen Thousand, Six Hundred Thirty Eight and 00/100 Dollars ($55,819,638), of which Nine Million and 00/100 Dollars ($9,000,000) plus interest will be paid as provided herein; and
(b) the final Purchase Price, as adjusted by the Purchase Price Adjustment, is Three Hundred Thirty Four Million, One Hundred Eighty Thousand, Three Hundred Sixty Two Dollars and 00/100 Dollars ($334,180,362).

              2. The Purchase Price Adjustment shall not be submitted to a Reviewing Accountant pursuant to Section 3.07 of the Agreement.

              3. SJCC shall pay to FMC by wire transfer of immediately available funds to an account of Box USA Group, Inc. designated by FMC Five Million, Four Hundred Eleven Thousand, Two Hundred Twenty Seven and 65/100 Dollars ($5,411,227.65) consisting of Five Million, Two Hundred Fourteen Thousand and 00/100 Dollars ($5,214,000) of the Purchase Price Adjustment and One Hundred Ninety Seven Thousand, Two Hundred Twenty Seven and 65/100 Dollars ($197,227.65) interest pursuant to Section 3.05 of the Agreement as calculated in the interest schedule attached hereto and made a part hereof; provided, however, in the event FMC has not been paid One Hundred Eighty One Thousand, Five Hundred Thirty Nine and 32/100 Dollars ($181,539.32) in respect of Accounts Receivable of Goodson Farms, Inc. ("Goodson") by December 31, 1996, then SJCC shall pay to FMC by wire transfer in immediately available funds any of the foregoing amount not paid by such date and FMC shall assign Accounts Receivable of Goodson in such amount to SJCC. For these purposes, if Goodson had accounts payable to both SJCC and FMC, any amounts paid to FMC after May 30, 1996 shall first be deemed to have been paid to FMC with respect to Accounts Receivable of SJCC.

              4. SJFP shall pay to JV by wire transfer of immediately available funds to an account designated by JV Three Million, Nine Hundred Twenty Four Thousand, Six Hundred Twenty Nine and 84/100 ($3,924,629.84) consisting of Three Million, Seven Hundred Eighty Six Thousand and 00/100 ($3,786,000) of the Purchase Price Adjustment and One Hundred Thirty Eight Thousand, Six Hundred Twenty Nine and 84/100 ($138,629.84) interest pursuant to Section 3.05 of the Agreement as set forth in the


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Mr. Dennis D. Mehiel
Mr. Roger W. Stone
December 26, 1996
Page 3
interest schedule attached hereto and made a part hereof.


              5. JV and SJLD agree that Section 8 of the Wood Fiber Supply Agreement dated as of May 30, 1996 between SJLD and JV is hereby amended to read as follows:

                      Seller shall invoice Buyer on a weekly basis for
              deliveries made during each week; and, for all deliveries made during the first and second year of this Agreement, Buyer shall pay Seller within 30 days from the date of such invoices, which date shall not be earlier than the Friday of the week during which the deliveries were made; for the next three years of the term of this Agreement, Buyer shall pay Seller within 14 days from the date of such invoices; and for the remainder of the term of this Agreement, Buyer shall pay Seller within seven days from the date of such invoices.

              6. In consideration of the foregoing and of the mutual release set forth in Section 7 hereof and of the representations and warranties and covenants contained herein, each of SJC, SJFP and SJCC, for and on behalf of itself, its predecessors, successors, parents, subsidiaries, affiliates, and assigns, and each and all of its present and former directors, stockholders, officers, employees, partners, attorneys, investment bankers, advisors, auditors, accountants, principals and agents, and their respective heirs, executors, personal representatives, trustees, estates, principals, agents, partners, administrators, predecessors, successors, and assigns, DOES HEREBY FULLY AND FOREVER REMISE, RELEASE, SETTLE, COMPROMISE, AND DISCHARGE each of FMC and JV and its predecessors, successors, parents, subsidiaries, affiliates, and assigns, and each and all of its present and former directors, stockholders, officers, employees, partners, attorneys, investment bankers, advisors, auditors, accountants, principals and agents, and their respective heirs, executors, personal representatives, trustees, estates, principals, agents, partners, administrators, predecessors, successors and assigns, of and from any and all liabilities which in any way relate to the Purchase Price Adjustment or the calculation thereof (or which have arisen or could have arisen therefrom, or arise now or hereafter arise therefrom), including all claims, rights, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses, matters and issues, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against them, or any of them, each of SJC, SJFP or SJCC, or its predecessors, successors, parents, subsidiaries, affiliates, or assigns, or any of its present or former directors, stockholders, officers, employees, partners, attorneys, investment bankers, advisors, auditors, accountants, principals or agents, or their respective heirs, executors, personal representatives, trustees, estates, principals, agents, partners, administrators, predecessors, successors or assigns, or any of them, have had, may have had, or now have, or hereafter can, shall or may have with respect thereto, including, without limitation, any and all claims, which have been, could have been, or in the future might have been asserted in any court or proceeding, save and excluding from the provisions of the Fourth Amendment, only the obligations of FMC and JV arising hereunder.

              7. In consideration of the foregoing and of the mutual release set forth in
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Mr. Dennis D. Mehiel
Mr. Roger W. Stone
December 26, 1996
Page 4
Section 6 hereof and of the representations and warranties and covenants contained herein, each of FMC and JV, for and on behalf of itself, its predecessors, successors, parents, subsidiaries, affiliates, and assigns, and each and all of its present and former directors, stockholders, officers, employees, partners, attorneys, investment bankers, advisors, auditors, accountants, principals and agents, and their respective heirs, executors, personal representatives, trustees, estates, principals, agents, partners, administrators, predecessors, successors, and assigns, DOES HEREBY FULLY AND FOREVER REMISE, RELEASE, SETTLE, COMPROMISE, AND DISCHARGE each of SJC, SJFP and SJCC, and its predecessors, successors, parents, subsidiaries, affiliates, and assigns, and each and all of its present and former directors, stockholders, officers, employees, partners, attorneys, investment bankers, advisors, auditors, accountants, principals and agents, and their respective heirs, executors, personal representatives, trustees, estates, principals, agents, partners, administrators, predecessors, successors and assigns, of and from any and all liabilities which in any way relate to the Purchase Price Adjustment or the calculation thereof (or which have arisen or could have arisen therefrom, or arise now or hereafter arise therefrom), including all claims, rights, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses, matters and issues, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against them, or any of them, each of FMC and JV, or its predecessors, successors, parents, subsidiaries, affiliates, or assigns, or any of its present or former directors, stockholders, officers, employees, partners, attorneys, investment bankers, advisors, auditors, accountants, principals or agents, or their respective heirs, executors, personal representatives, trustees, estates, principals, agents, partners, administrators, predecessors, successors or assigns, or any of them, have had, may have had, or now have, or hereafter can, shall or may have with respect thereto, including, without limitation, any and all claims, which have been, could have been, or in the future might have been asserted in any court or proceeding, save and excluding from the provisions of the Fourth Amendment, only the obligations of SJC, SJFP and SJCC arising hereunder.

              8. Article IV of the Agreement is hereby amended to add the following provision:

              4.16. Fourth Amendment. The execution, delivery and performance by Seller and SJC of the Fourth Amendment and the mutual release contained therein is within Seller's and SJC's powers and has been duly authorized by all necessary actions on the part of Seller and SJC. The Fourth Amendment constitutes a valid and binding agreement of Seller and SJC enforceable against them in accordance with its terms except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditor's rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Neither Seller nor SJC has assigned, encumbered or in any manner


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Mr. Dennis D. Mehiel
Mr. Roger W. Stone
December 26, 1996
Page 5

              transferred all or any portion of the claims covered by the mutual release contained therein. No notice to or filing with, and no permit, authorization, consent or approval of, any person or Governmental Entity is necessary for the execution, delivery and performance of the Fourth Amendment and the mutual release contained therein. The execution, delivery and performance by each of Seller and SJC of the Fourth Amendment and the mutual release contained therein will not result in a violation or breach of any agreement or obligation to which Seller or SJC is a party or by which Seller or SJC or its respective assets may be bound. In effecting and executing the Fourth Amendment and the mutual release contained therein, each of Seller and SJC has received, from its own legal counsel, advice as to its legal rights, and that it understands the content and legal effect of the Fourth Amendment and the mutual release contained therein without any of which it would not have executed or delivered said Fourth Amendment or release.

              9. Article V of the Agreement is hereby amended to add the following provision:

              5.11. Fourth Amendment. The execution, delivery and performance by FMC and JV of the Fourth Amendment and the mutual release contained therein are within FMC's and JV's powers and has been duly authorized by all necessary actions on the part of FMC and JV. The Fourth Amendment constitutes a valid and binding agreement where applicable of FMC and JV enforceable against each of them in accordance with its terms except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditor's rights generally and
              (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Neither FMC nor JV has assigned, encumbered or in any manner transferred all or any portion of the claims covered by the mutual release contained therein. No notice to or filing with, and no permit, authorization, consent or approval of, any person or Governmental Entity is necessary for the execution, delivery and performance of the Fourth Amendment and the mutual release contained therein. The execution, delivery and performance by FMC and JV of the Fourth Amendment and the mutual release contained therein will not result in a violation or breach of any agreement or obligation to which FMC or JV is a party or by which FMC or JV or its respective assets may be bound. In effecting and executing the Fourth Amendment and the mutual release contained therein each of FMC and JV has received, from its own legal counsel, advice as to its legal rights, and that it understands the content and legal effect of the Fourth Amendment and the mutual release contained therein without any of



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Mr. Dennis D. Mehiel
Mr. Roger W. Stone
December 26, 1996
Page 6

              which neither FMC nor JV would have executed or delivered said Fourth Amendment or release.

              10. All parties hereto acknowledge and agree that this is a compromise settlement which is not in any respect, nor for any purpose, to be deemed or construed to be any admission or concession of any liability whatsoever on the part of any person, firm or corporation whatsoever.

              11. Section 11.01 of the Agreement is hereby amended to add the following at the end of Section 11.01 thereof:

                      Notwithstanding the foregoing, the representations and warranties in Section 4.16 and 5.11 of the Agreement and the releases set forth in Sections 6 and 7 of the Fourth Amendment (which shall be deemed covenants within the meaning of the Agreement) shall survive without limitation, and the representation and warranty in Section
                      4.04 of the Agreement as to the financial statements covered thereby and in Section 6.25 of the Agreement shall terminate as of the Amendment Date and be of no further force and effect as to any matters relating (i) to the Purchase Price Adjustment, Net Working Capital, Closing Sales Proceeds or Closing Capital Expenditures, or (ii) to Receivables, Inventories or Payables as of any date.

               12. Section 11.02 of the Agreement is hereby amended to add the following at the end of Section 11.02(c) before the word "and":

                      or (iv) any action or proceeding brought at any time against Seller Group by Sid Dunken (individually or otherwise) or D&M Partnership with respect to the Agreement or the transactions contemplated thereby,

              13. No other provisions, terms or conditions of the Agreement, including but not limited to, the representations and warranties and covenants, are hereby amended and all other provisions, terms and conditions of the Agreement, including but not limited to, the representations and warranties and covenants, remain in full force and effect.

              14. The Fourth Amendment and the mutual release contained herein shall be construed in accordance with, and all disputes hereunder shall be governed by, interpreted and enforced in accordance with the laws of the State of Florida.



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Mr. Dennis D. Mehiel
Mr. Roger W. Stone
December 26, 1996
Page 7


              Please execute below to evidence your acknowledgement of and agreement to the Fourth Amendment and the mutual release contained herein.

                                       Very truly yours,
                                       ST. JOE CORPORATION
                                       (formerly St. Joe Paper Company)
                                       ST. JOE FOREST PRODUCTS COMPANY
                                       ST. JOE CONTAINER COMPANY

                                       By:      /s/ W.L. Thornton
                                          ---------------------------------
                                           Name:       W.L. Thornton
                                           Title:      Chairman

                                       ST. JOSEPH LAND AND DEVELOPMENT
                                       COMPANY (As to Section 5 only)

                                       By:      /s/ W.L. Thornton
                                          --------------------------------------
                                           Name:       W.L. Thornton
                                           Title:      President


ACKNOWLEDGED AND AGREED:

FOUR M CORPORATION                      FLORIDA COAST PAPER COMPANY, L.L.C.
                                        (successor in interest to Port
By:     /s/ Harvey L. Friedman          St. Joe Paper Company)
   --------------------------------
    Name:      Harvey L. Friedman
    Title:     Secretary

BOX USA GROUP, INC.                     By:      /s/ Leslie T. Lederer
                                           ------------------------------------
                                            Name:        Leslie T. Lederer
                                            Title:       Vice President
By:     /s/ Harvey L. Friedman
   -----------------------------------
    Name:      Harvey L. Friedman
    Title:     Secretary

cc:      Leslie T. Lederer, Esq.
         Harvey L. Friedman, Esq.
         Marilyn Mooney, Esq.